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                                                                      EXHIBIT 11
               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES
                         Earnings Per Common Share Data
                               APB 15 Calculation

                                                                                     Year Ended December 31
                                                                            ---------------------------------------------
                                                                               1993             1992             1991
                                                                           ------------     ------------     ------------
                                                                          (in millions of dollars and thousands of shares)
Primary:
- --------
           Net earnings (loss)                                                 $    (2,551)     $       723      $      (795)
           Preferred stock dividends                                                   (80)             (69)              --
                                                                              ------------     ------------     ------------
           Earnings (loss) attributable to common stock                        $    (2,631)     $       654      $      (795)
                                                                              ============     ============     ============

           Weighted average shares outstanding                                     345,097          292,785          242,561
           Shares issued on exercise of dilutive options                                --            9,770               --
           Shares purchased with proceeds of options                                    --           (7,315)              --
           Shares contingently issuable                                                 --              660               --
                                                                              ------------     ------------     ------------
           Shares applicable to primary earnings (loss)                            345,097          295,900          242,561
                                                                              ============     ============     ============

Fully Diluted:
- --------------
           Net earnings                                                        $        --      $       723      $        --
           Preferred stock dividends                                                    --               --               --
                                                                              ------------     ------------     ------------
           Earnings attributable to common stock                               $        --      $       723      $        --
                                                                              ============     ============     ============

           Weighted average shares outstanding                                          --          292,785               --
           Shares issued on exercise of dilutive options                                --           11,236               --
           Shares purchased with proceeds of options                                    --           (7,871)              --
           Shares applicable to convertible
             preferred stock                                                            --           41,374               --
           Shares contingently issuable                                                 --            1,710               --
                                                                              ------------     ------------     ------------
           Shares applicable to fully diluted
                earnings                                                                --          339,234               --
                                                                              ============     ============     ============

Per Common Share Data:
- ----------------------
              Primary:
                 Earnings before cumulative effect of
                   changes in accounting principles                            $      6.77      $      1.47      $     (2.22)
                 Cumulative effect of changes in
                   accounting principles                                            (14.39)            0.74            (1.06)
                                                                              ------------     ------------     ------------
                 Net earnings (loss) per common share                          $     (7.62)     $      2.21      $     (3.28)
                                                                              ============     ============     ============

              Fully Diluted:
                 Earnings before cumulative effect of
                   changes in accounting principles                            $        --      $      1.49      $        --
                 Cumulative effect of changes in
                   accounting principles                                                --             0.64               --
                                                                              ------------     ------------     ------------
                 Net earnings per common share                                 $        --      $      2.13      $        --
                                                                              ============     ============     ============


Note: Earnings (loss) per common share amounts were computed by dividing earnings (loss) after deduction of preferred stock dividends by the average number of common and dilutive equivalent shares outstanding. In 1992, fully diluted per common share amounts assume conversion of the convertible preferred stock, the elimination of the related preferred stock dividend requirement, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding. Computations of primary earnings (loss) per common share exclude the effect of common stock equivalents and shares contingently issuable for any year in which their inclusion would have the effect of increasing the earnings per common share amount or decreasing the loss per common share amount otherwise computed. Fully diluted per common share amounts are not applicable for loss periods.